                                                                      EXHIBIT 28

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 11-K

(MARK ONE)

 /X/ Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 1994

                                       OR

 / / Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

For the transition period from               to
                               -------------    --------------

Commission file number 0-828

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                 BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                BIRD CORPORATION
                              1077 PLEASANT STREET
                                NORWOOD, MA 02062

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-36305) of Bird Corporation of our report dated June 30, 1995 relating to the financial statements of the Bird Employees' Savings and Profit Sharing Plan for the year ended December 31, 1994 included with this Form 11-K.

PRICE WATERHOUSE LLP
Boston, Massachusetts
July 13, 1995

                           BIRD EMPLOYEES' SAVINGS
                           AND PROFIT SHARING PLAN
                           FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION
                           DECEMBER 31, 1994 AND 1993

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION

- --------------------------------------------------------------------------------

                                                                      PAGE(S)
Financial Statements:

      Report of Independent Accountants                                   1

      Statement of Financial Condition (with Fund Information)          2 - 3

      Statement of Changes in Plan Equity (with Fund Information)       4 - 5

      Notes to Financial Statements                                     6 - 11


Additional Information*:

Schedule I - Assets Held for Investment Purposes                       12 - 13

Schedule II - Reportable Transactions                                    14

* Other schedules have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS

June 30, 1995

To the Participants and Committee of the Bird Employees' Savings and Profit Sharing Plan

In our opinion, the accompanying statements of financial condition and the related statements of changes in plan equity present fairly, in all material respects, the financial condition of the Bird Employees' Savings and Profit Sharing Plan (the "Plan") at December 31, 1994 and 1993, and the changes in plan equity for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for purposes of additional analysis and are not a required part of the basis financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of financial condition and the statement of changes in plan equity is presented for purposes of additional analysis rather than to present the financial condition and changes in plan equity of each fund. The additional information schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Price Waterhouse LLP

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF FINANCIAL CONDITION (WITH FUND INFORMATION)

- --------------------------------------------------------------------------------

                                                                            DECEMBER 31, 1993

                                                                                                                NON-
                                                         PARTICIPANT DIRECTED                               PARTICIPANT
                                                                                                             DIRECTED
                                     -------------------------------------------------------------------     ---------
                                      GROWTH AND   GUARANTEED   CORPORATE  RETIREMENT   MONEY      SHORT     CORPORATE
                                        INCOME     INVESTMENT     STOCK      GROWTH     MARKET     TERM        STOCK
                                         FUND         FUND         FUND       FUND       FUND      FUND        FUND        TOTAL
ASSETS

Investments at fair value:
  Bird Inc. common stock              $        -   $        -   $488,992    $      -   $      -   $     -    $790,649   $ 1,279,641
  Bank collective trust funds                  -    4,875,935     39,606           -          -    48,755           -     4,964,296
  Mutual funds                         2,253,056            -          -     913,314    213,063         -           -     3,379,433
Guaranteed investment contracts
  at contract value                            -    1,029,008          -           -          -         -           -     1,029,008
Interest/dividends receivable                  -        7,476          -           -          -         -           -         7,476
Employer contributions receivable        114,731      305,950     65,561      49,170     10,927         -      30,948       577,287
Cash                                          87          729         81          12         17       126           -         1,052
                                      ----------   ----------   --------    --------   --------   -------    --------   -----------
   Total assets                       $2,367,874   $6,219,098   $594,240    $962,496   $224,007   $48,881    $821,597   $11,238,193
                                      ==========   ==========   ========    ========   ========   =======    ========   ===========

LIABILITIES AND PLAN EQUITY

Accrued expenses                      $    6,606   $   17,618   $  1,435    $  2,832   $    629   $     -    $  2,341   $    31,461
Pending interfund transfers               (3,000)       4,025      1,077        (225)    (1,877)        -           -             -
Refunds due to active participants         5,403       14,408      3,087       2,316        515         -           -        25,729
                                      ----------   ----------   --------    --------   --------   -------    --------   -----------
   Total liabilities                       9,009       36,051      5,599       4,923       (733)        -       2,341        57,190
                                      ==========   ==========   ========    ========   ========   =======    ========   ===========

Plan equity                            2,358,865    6,183,047    588,641     957,573    224,740    48,881     819,256    11,181,003
                                      ----------   ----------   --------    --------   --------   -------    --------   -----------
   Total liabilities and plan equity  $2,367,874   $6,219,098   $594,240    $962,496   $224,007   $48,881    $821,597   $11,238,193
                                      ==========   ==========   ========    ========   ========   =======    ========   ===========


                     The accompanying notes are an integral
                      part of these financial statements.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF FINANCIAL CONDITION (WITH FUND INFORMATION)
- --------------------------------------------------------------------------------

                                                                             DECEMBER 31, 1994
                                      ---------------------------------------------------------------------------------------------

                                                       PARTICIPANT DIRECTED

                                      ---------------------------------------------------------------------------------------------
                                      GROWTH AND   GUARANTEED   CORPORATE   MONEY      PURITAN     CONTRA     INTERMEDIATE    SHORT
                                        INCOME     INVESTMENT     STOCK     MARKET       FUND       FUND          BOND        TERM
                                         FUND         FUND        FUND       FUND                                 FUND        FUND
ASSETS

Investments at fair value:
  Bird Inc. common stock              $        -   $        -   $475,249   $      -   $      -   $        -     $      -     $    -
  Bank collective trust funds                772    4,868,749      2,781      2,135      3,051        9,146        1,928      8,486
  Mutual funds                         1,658,289            -          -    122,250    552,072    1,050,796      139,780          -
Interest/dividends receivable                  -            -          -        572          -            -          763          -
Employer contributions receivable         39,849      116,569     27,482      2,977     13,283       25,421        3,435          -
Cash                                          30           87     11,738         18         11        6,783            6         82
                                      ----------   ----------   --------   --------   --------   ----------     --------     ------
   Total assets                       $1,698,940   $4,985,405   $517,250   $127,952   $568,417   $1,092,146     $145,912     $8,568
                                      ==========   ==========   ========   ========   ========   ==========     ========     ======

LIABILITIES AND PLAN EQUITY

Accrued expenses                      $    4,027   $   11,782   $  1,166   $    301   $  1,342   $    2,569     $    347     $    -
Refunds due to active participants         6,534       19,114      4,506        488      2,178        4,168          564          -
                                      ----------   ----------   --------   --------   --------   ----------     --------     ------
   Total liabilities                      10,561       30,896      5,672        789      3,520        6,737          911          -
                                      ----------   ----------   --------   --------   --------   ----------     --------     ------
Plan equity                            1,688,379    4,954,509    511,578    127,163    564,897    1,085,409      145,001      8,568
                                      ----------   ----------   --------   --------   --------   ----------     --------     ------
   Total liabilities and plan equity  $1,698,940   $4,985,405   $517,250   $127,952   $568,417   $1,092,146     $145,912     $8,568
                                      ==========   ==========   ========   ========   ========   ==========     ========     ======

                                            DECEMBER 31, 1994
                                         ----------------------
                                             NON-
                                         PARTICIPANT
                                          DIRECTED
                                         -----------
                                          CORPORATE
                                            STOCK
                                            FUND       TOTAL
ASSETS

Investments at fair value:
  Bird Inc. common stock                  $655,855   $1,131,104
  Bank collective trust funds                    -    4,897,048
  Mutual funds                                   -    3,523,187
Interest/dividends receivable                    -        1,335
Employer contributions receivable                -      229,016
Cash                                             -       18,755
                                          --------   ----------
   Total assets                           $655,855   $9,800,445
                                          ========   ==========

LIABILITIES AND PLAN EQUITY

Accrued expenses                          $  1,611   $   23,145
Refunds due to active participants               -       37,552
                                          --------   ----------
   Total liabilities                         1,611       60,697
                                          --------   ----------
Plan equity                                654,244    9,739,748
                                          --------   ----------
   Total liabilities and plan equity      $655,855   $9,800,445
                                          ========   ==========

                     The accompanying notes are an integral
                      part of these financial statements.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN PLAN EQUITY (WITH FUND INFORMATION)
- --------------------------------------------------------------------------------

                                                        FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                                                             NON-
                                                     PARTICIPANT DIRECTED                                PARTICIPANT
                                                                                                          DIRECTED
                                 --------------------------------------------------------------------     ---------
                                  GROWTH AND   GUARANTEED   CORPORATE  RETIREMENT   MONEY       SHORT     CORPORATE
                                    INCOME     INVESTMENT     STOCK      GROWTH     MARKET      TERM        STOCK
                                     FUND         FUND         FUND       FUND       FUND       FUND        FUND           TOTAL
Investment Income:
  Interest                        $    1,249   $  292,696   $     369   $    608   $     226   $     -    $      601   $   295,749
  Dividends                           95,091            -       7,843     84,305       6,719         -        12,795       206,753
                                  ----------   ----------   ---------   --------   ---------   -------    ----------   -----------
   Total investment income            96,340      292,696       8,212     84,913       6,945         -        13,396       502,502

Administrative expenses              (10,333)     (34,432)     (2,580)    (4,379)     (1,048)        -        (4,209)      (56,981)
                                  ----------   ----------   ---------   --------   ---------   -------    ----------   -----------
Net appreciation (depreciation)
  of investments                     187,462       56,535    (217,708)    61,685           -         -      (294,821)     (206,847)
                                  ----------   ----------   ---------   --------   ---------   -------    ----------   -----------

   Net investment income             273,469      314,799    (212,076)   142,219       5,897         -      (285,634)      238,674

Contributions:
  Employee                           308,233      399,817     142,023    201,629      84,852         -             -     1,136,554
  Employer                           114,731      305,950      65,561     49,170      10,927         -       225,001       771,340
                                  ----------   ----------   ---------   --------   ---------   -------    ----------   -----------
   Total contributions               422,964      705,767     207,584    250,799      95,779         -       225,001     1,907,894
                                  ----------   ----------   ---------   --------   ---------   -------    ----------   -----------
Participant withdrawals             (106,819)    (406,009)    (28,061)   (58,844)    (19,619)        -       (45,783)     (665,135)
                                  ----------   ----------   ---------   --------   ---------   -------    ----------   -----------

Net increase (decrease) prior
  to transfers                       589,614      614,557     (32,553)   334,174      82,057         -      (106,416)    1,481,433

Employee election interfund
  transfers                          304,881     (285,779)      4,436     20,587     (19,642)  (24,483)           -              -
                                  ----------   ----------   ---------   --------   ---------   -------    ----------   -----------

Net increase (decrease) in
  plan assets                        894,495      328,778     (28,117)   354,761      62,415   (24,483)     (106,416)    1,481,433

Plan equity beginning of year      1,464,370    5,854,269     616,758    602,812     162,325    73,364       925,672     9,699,570
                                  ----------   ----------   ---------   --------   ---------   -------    ----------   -----------
Plan equity end of year           $2,358,865   $6,183,047   $ 588,641   $957,573   $ 224,740   $48,881    $  819,256   $11,181,003
                                  ==========   ==========   =========   ========   =========   =======    ==========   ===========

                     The accompanying notes are an integral
                      part of these financial statements.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN PLAN EQUITY (WITH FUND INFORMATION)

- -------------------------------------------------------------------------------

                                                                 FOR THE YEAR ENDED DECEMBER 31, 1994
                                 -------------------------------------------------------------------------------------------------

                                                                         PARTICIPANT DIRECTED

                                 -------------------------------------------------------------------------------------------------
                                 GROWTH AND      GUARANTEED     CORPORATE     RETIREMENT      MONEY       PURITAN         CONTRA
                                   INCOME        INVESTMENT       STOCK         GROWTH        MARKET        FUND           FUND
                                    FUND            FUND          FUND           FUND          FUND

Investment Income:
  Interest                       $      475     $    50,147     $     559     $   2,850     $     733     $     94      $      477
  Dividends                          46,656               -             -         2,982         5,802       24,779               -
                                 ----------     -----------     ---------     ---------     ---------     --------      ----------

    Total investment income          47,131          50,147          $559         5,832         6,535       24,873             477

Administrative expenses             (10,159)        (44,588)       (9,060)        2,501          (691)      (4,192)         (9,596)

Net appreciation (depreciation)
  of investments                     (3,921)        242,355        10,069          2288             -      (25,037)        (27,368)
                                 ----------     -----------     ---------     ---------     ---------     --------      ----------

    Net investment income            33,051         247,914         1,568        10,621         5,844       (4,356)        (36,487)

Contributions:
  Employee                          188,740         130,483        75,567       (22,897)       31,518       93,294         190,986
  Employer                           39,849         116,569        27,482             -         2,977       13,283          25,421
                                 ----------     -----------     ---------     ---------     ---------     --------      ----------

    Total contributions             228,589         247,052       103,049       (22,897)       34,495      106,577         216,407
                                 ----------     -----------     ---------     ---------     ---------     --------      ----------

Participant withdrawals            (590,786)       (927,673)     (164,551)      (25,005)     (115,891)     (89,938)       (519,660)
                                 ----------     -----------     ---------     ---------     ---------     --------      ----------
Net increase (decrease) prior
  to transfers                     (329,146)       (432,707)      (59,934)      (37,281)      (75,552)      12,283        (339,740)

Employee election interfund
  transfers                        (341,340)       (795,831)      (17,129)     (920,292)      (22,025)     552,614       1,425,149
                                 ----------     -----------     ---------     ---------     ---------     --------      ----------

Net increase (decrease) in
  plan assets                      (670,486)     (1,228,538)      (77,063)     (957,573)      (97,577)     564,897       1,085,409

Plan equity beginning of year     2,358,865       6,183,047       588,641        957573       224,740            -               -
                                 ----------     -----------     ---------     ---------     ---------     --------      ----------

Plan equity end of year          $1,688,379     $ 4,954,509     $ 511,578             -     $ 127,163     $564,897      $1,085,409
                                 ==========      ==========     =========     =========     =========     ========      ==========


                                            FOR THE YEAR ENDED DECEMBER 31, 1994
                                 --------------------------------------------------------
                                                                   NON-
                                   PARTICIPANT DIRECTED        PARTICIPANT
                                                                 DIRECTED
                                 ------------------------      -----------
                                 INTERMEDIATE      SHORT        CORPORATE
                                     BOND          TERM           STOCK
                                     FUND          FUND            FUND          TOTAL

Investment Income:
  Interest                         $     40      $      -      $     772      $    56,147
  Dividends                          10,633             -              -           90,852
                                   --------      --------      ---------      -----------

    Total investment income          10,673             -            772          146,999

Administrative expenses              (1,084)            -        (12,511)         (89,380)

Net appreciation (depreciation)
  of investments                    (13,167)            -         13,906          199,125
                                   --------      --------      ---------      -----------

    Net investment income            (3,578)            -          2,167          256,744

Contributions:
  Employee                           30,032             -              -          717,723
  Employer                            3,435             -        105,546          334,562
                                   --------      --------      ---------      -----------

    Total contributions              33,467             -        105,546        1,052,285
                                   --------      --------      ---------      -----------

Participant withdrawals             (44,055)            -      $(272,725)      (2,750,284)
                                   --------      --------      ---------      -----------
Net increase (decrease) prior
  to transfers                      (14,166)            -       (165,012)      (1,441,255)

Employee election interfund
  transfers                         159,167       (40,313)             -                0
                                   --------      --------      ---------      -----------

Net increase (decrease) in
  plan assets                       145,001       (40,313)      (165,012)      (1,441,255)

Plan equity beginning of year             -        48,881      $ 819,256       11,181,003
                                   --------      --------      ---------      -----------

Plan equity end of year            $145,001      $  8,568      $ 654,244      $ 9,739,748
                                   ========      ========      =========   ===========


                     The accompanying notes are an integral
                      part of these financial statements.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


1.       DESCRIPTION OF THE PLAN

         The following description of the Bird Employees' Savings and Profit Sharing Plan (the "Plan") is intended to give a general summary of its principal provisions. Participants should refer to the Plan document for a more complete description of the Plan.

         The Plan was adopted by the Board of Directors of Bird Corporation (the "Company") as of July 1, 1983 and restated in its entirety as of January 1, 1985. The Plan was established to provide the Company's employees with a retirement program of Company base and profit sharing contributions and a regular savings and investment plan, which is funded with employee and Company contributions. The Plan is considered a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

         On January 17, 1994, it was announced that the Company would sell or close part of its business and all of the terminated participants of that business became fully vested. A decision to continue to sell all or part of the remaining businesses was approved by the Board of Directors and announced on May 10, 1994. On August 16, 1994 the Plan was amended whereby all participants in the Plan would fully vest in the event of a change in control of the Company. Subsequently, two other businesses were sold resulting in terminated employees being fully vested. The liquidation and sales mentioned above, were deemed by the Board of Directors to constitute a change of control. Under the amendment, this change of control then vested all remaining active participants and any participant who had terminated in the one year period prior to the sale of the last division.

         ELIGIBILITY
         All employees of the Company and certain of its subsidiaries, excluding those covered by a collective bargaining agreement, are eligible to participate in the Plan.

         COMPANY BASE CONTRIBUTIONS
         Annual Company base contributions are based upon a percentage of each employee's eligible compensation. Contributions for personnel employed prior to January 1, 1985 are based on 2% plus 5/7% for each five additional years of age (in excess of 31) as of December 31, 1984. Contributions for personnel employed subsequent to December 31, 1984 are based on 2% of each employee's eligible compensation.
         Company base contributions for the years ended December 31, 1994 and 1993 amounted to $229,016 and $450,910, respectively.

         PROFIT SHARING CONTRIBUTIONS
         Annual Company profit sharing contributions, if earned, are based upon certain defined levels of return on equity by the Company and its business units. The amount of the Company's contributions are dependent upon the amount of profits (as defined) earned by the Company or a business unit, and distributions to employees of the Company or a business unit are based on their eligible compensation. Employees have the option to receive in cash, up to 50% of

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


         their share of the Company's annual profit sharing contribution. This cash portion of the profit sharing contribution is paid directly by the Company to the employee. The total contribution for the year ended December 31, 1993 amounted to $145,332 of which $49,903 was paid in cash by the Company. There were no such contributions made for the year ended December 31, 1994.

         SAVINGS CONTRIBUTIONS
         Eligible employees may contribute 1% to 15% of their eligible compensation to the Plan and the Company may make discretionary matching contributions with respect to the first 6% of each employee's contribution. All Company matching contributions are made to the Corporate Stock Fund. The Plan does not require an employee to make contributions to the Plan in order to become eligible to participate in the annual Company base or profit sharing contributions described in the items above. Matching contributions for the years ended December 31, 1994 and 1993 amounted to 10,327 shares of Company stock valued at $105,546 and 19,861 shares valued at $225,001, respectively. Forfeitures from the non-vested portion of terminated participants' account balances for the years ended December 31, 1994 and 1993, in the amount of $19,227 and $42,716, respectively, were used against Company contributions as permitted by the Plan (see vesting below).

         PARTICIPANT ACCOUNTS
         Each participant's account is maintained by an independent recordkeeper and reflects employee contributions, Company matching contributions, Company base contributions, and Company profit sharing contributions. Accounts are periodically adjusted to reflect the effect of investment income, realized and unrealized capital gains (losses), trustee expenses, and withdrawals and other distributions. Investment income, realized and unrealized capital gains (losses), and trustee expenses are allocated to participant's accounts based upon each participant's equity in the Plan at the end of the preceding valuation period.

         VESTING
         Vesting of Company base contributions accrue at a rate of 20% per year for each year of service and Company matching contributions vest at the rate of 20% for each year of contributory participation in the Plan. Participants are immediately vested in Company profit sharing contributions and employee contributions, plus earnings thereon. In addition to becoming fully vested as defined above, a participant's account becomes fully vested upon retirement, attainment of age 65, death, or occurrence of total and permanent disability or Plan termination. If a portion of the Company base or matching contributions is not vested upon a participant's termination, the non-vested portion will be forfeited, and used to reduce future Company contributions to the Plan.

         An amendment to the Plan was adopted on June 16, 1994 stating that in the event of a change in control of the Company each participant shall immediately be 100% vested in his Company Matching Contribution Account and his Company Base Contribution Account.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


         PAYMENTS OF BENEFITS
         Upon termination of service due to death, retirement, or complete disability, a participant or his beneficiary may elect to receive benefits equal to the full value of his account in the form of a lump-sum distribution or in the form of an annuity, which will be in the form of a joint and survivor annuity if the participant is married. If termination occurs due to other reasons, the participant is entitled to receive the total amount of employee contributions and the vested portion of Company contributions. Such distributions are payable in cash or, in the case of the Corporate Stock Fund, in cash or shares, as elected by the participant. Participants have limited withdrawal rights during employment.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING
         The financial statements of the Plan are prepared on the accrual basis of accounting.

         INVESTMENTS
         As more fully described in Note 3, Plan investments consist of participations in bank collective trust funds, mutual funds, guaranteed investment contracts and shares of Bird Corporation common stock. Closing active market quotations are used to value mutual funds and common stock. Guaranteed investment contracts are valued at contract value (cost plus accrued interest). The bank collective trust funds are recorded at fair value based on net asset value per unit as determined by the trustee. The average cost method is used to determine the net gain or loss on investment transactions.

         EXPENSES
         Trustee expenses are paid by the Plan. The trustee charges each fund for the direct expenses of that fund. All other expenses of the Plan are paid for by the Company.


3.       INVESTMENTS

         The Plan's investments are held by CoreStates Bank, N.A. as trustee under the Trust Agreement for the Plan. Effective January 1, 1994 the Plan offers seven investment options to participants. Prior to January 1, 1994 five investment options were offered. The Company discontinued the Retirement Growth Fund option and added the Puritan, Contra and Intermediate Bond Funds. (See options listed on the statement of financial condition). Investment vehicles under each of the Plan's fund options are selected by the Company. The Short Term Fund is used as a temporary holding account for Plan assets.
         Effective July 1, 1995 New York Life Trust company will become trustee and the existing investment options will be revised. The trustee executes transactions in accordance with participant elections as to investment fund contributions.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


         Investments consist of the following:

                                                           DECEMBER 31,
                                                      1994              1993
         Guaranteed investment contracts          $       ---       $ 1,029,008
         Mutual funds                               3,523,187         3,379,433
         Common stock                               1,131,104         1,279,641
         Bank collective trust funds                4,897,048         4,964,296
                                                  -----------       -----------

                                                  $ 9,551,339       $10,652,378
                                                  ===========       ===========


      Investments that represent 5% or more of Plan equity are as follows:

                                                            DECEMBER 31,
                                                        1994           1993
         Fidelity Puritan Portfolio                 $  552,072      $       --

         Fidelity Contra Portfolio                   1,050,796              --

         Fidelity Growth and Income Portfolio        1,658,289       2,253,056

         Fidelity Retirement Growth Portfolio               --         913,314

         Bird Corporation Common Stock               1,131,104       1,279,641

         Frank Russell Capital Contract Fund         4,852,762       4,556,535

         Provident National Assurance Company
          of Georgia, 8.87%, Guaranteed Investment
          Contract #027-04698                               --         685,404


4.       PLAN TERMINATION

         The Company anticipates that the Plan will continue without interruption, but reserves the right to discontinue the Plan. All accounts will be valued as of the termination date and account balances will be distributed in full to participants.

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


5.       DIFFERENCES BETWEEN FINANCIAL STATEMENTS AND FORM 5500

         The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                    DECEMBER 31, 1993
         Plan equity per the financial statements      $11,181,003

         Amounts allocated to withdrawing
         participants                                     (355,689)
                                                       -----------

         Plan equity per the Form 5500                 $10,825,314
                                                       ===========


         The following is a reconciliation of participant withdrawals per the financial statements to the Form 5500:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                           1994             1993
         Participant withdrawals per the financial
         statements                                    $ 2,750,284       $   665,135

         Amounts allocated to withdrawing
         participants at December 31,                     (355,689)          355,689
                                                          --------       -----------

         Participant withdrawals per the Form 5500     $ 2,394,595       $ 1,020,824
                                                       ===========       ===========


         Amounts allocated to withdrawing participants are recorded on the From 5500 for benefit claims that have been processed and approved for payment prior to year-end but not yet paid. At December 31, 1994 there were participant withdrawals of $652,259 pending processing by the trustee as follows:

         Growth and Income Fund                           $234,614

         Guaranteed Investment Fund                        323.906

         Other Funds                                        93,739
                                                          --------

                                                          $652,259
                                                          ========



6.       FEDERAL INCOME TAXES

         The Plan is intended to meet the requirements of Section 401 of the Internal Revenue Code ("Code"). Under the provisions of Section 401 of the Code,

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


         employer contributions to a qualified plan and earnings are not subject to federal or state income tax. Benefit payments received from a qualified plan are taxable in the year they are received. The Company received notification of qualification for the Plan under
         Section 401 of the Code in a favorable determination letter dated
         September 22, 1993.   A new letter has not been requested for Plan
         amendments.

         Management has asserted that the Plan and its operations have been and continue to be in accordance with all applicable provisions of ERISA and the Code.

7.       UNALLOCATED PLAN EQUITY

         Plan equity of $8,938,223 and $10,368,232 was allocated to participant accounts at December 31, 1994 and December 31, 1993, respectively.
         The difference between allocated Plan equity and Plan equity per the statement of financial condition is primarily due to (a) receivables recorded on the statement of financial condition not yet allocated to participant accounts and (b) pending participant withdrawals recorded on the participant accounts at year end but not on the financial statements (Note 5).

         Employee contributions during the periods December 1, 1994 to December 31, 1994 and December l, 1993 to December 31, 1993 were invested in the CoreStates Liquidity Fund, a short term trust fund, presented as the Short Term Fund on the statement of financial condition. Subsequent to year-end, these contributions were allocated to the appropriate investment election accounts as follows:


                                                          DECEMBER 31,
                                                     1994              1993
         Growth and Income Fund                   $   1,491         $  13,198
         Guaranteed Investment Fund                   4,361            18,086
         Corporate Stock Fund                         1,028             7,821
         Retirement Growth Fund                          --             6,843
         Money Market Fund                              111             2,933
         Puritan Fund                                   497                --
         Contra Fund                                    951                --
         Intermediate Bond Fund                         129                --
                                                   --------         ---------




                                                   $   8,568        $  48,881
                                                   =========        =========

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN          ADDITIONAL INFORMATION
                                                               SCHEDULE I

ASSETS HELD FOR INVESTMENT PURPOSES ITEM 27A FORM 5500
DECEMBER 31, 1994

- -------------------------------------------------------------------------------

                                MATURITY    SHARES/                 CURRENT
                                DATE         UNITS      COST         VALUE
GUARANTEED INVESTMENT FUND


CoreStates Liquidity Fund                   15,987   $   15,987    $   15,987

Frank Russell Capital
 Contract Fund                             327,403    4,588,674     4,852,762
                                                     ----------    ----------


Total Investments                                    $4,604,661    $4,868,749
                                                     ==========    ==========

BIRD EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN          ADDITIONAL INFORMATION
                                                                SCHEDULE I

ASSETS HELD FOR INVESTMENT PURPOSES ITEM 27A FORM 5500
DECEMBER 31, 1994 (CONTINUED)

- -------------------------------------------------------------------------------

                                       SHARES/                       CURRENT
                                       UNITS           COST           VALUE
GROWTH & INCOME FUND
CoreStates Liquidity Fund                  772              772             772
Fidelity Growth and Income
 Portfolio                              78,629      $ 1,525,094     $ 1,658,289
                                                    -----------     -----------
                                                    $ 1,525,866     $ 1,659,061
                                                    -----------     -----------


CORPORATE STOCK FUND
CoreStates Liquidity Fund                2,781            2,781           2,781
Bird Corporation Common Stock          132,092        1,476,124       1,131,104
                                                    -----------     -----------
                                                      1,478,905       1,133,885
                                                    -----------     -----------


SHORT TERM TRUST FUND
CoreStates Liquidity Fund                8,486            8,486           8,486
                                                    -----------     -----------


MONEY MARKET FUND
CoreStates Liquidity Fund                2,135            2,135           2,135
Fidelity Money Market Retirement
 Government Portfolio                  122,250          122,250         122,250
                                                    -----------     -----------
                                                        124,385         124,385
                                                    -----------     -----------


PURITAN FUND
CoreStates Liquidity Fund                3,051            3,051           3,051
Fidelity Puritan Fund                   37,277          598,884         552,072
                                                    -----------     -----------
                                                        601,935         555,123
                                                    -----------     -----------


CONTRA FUND
CoreStates Liquidity Fund                9,146            9,146           9,146
Fidelity Contra Fund                    34,703        1,076,772       1,050,796
                                                    -----------     -----------
                                                      1,085,918       1,059,942
                                                    -----------     -----------


INTERMEDIATE BOND FUND
CoreStates Liquidity Fund                1,928            1,928           1,928
Fidelity Intermediate Bond Fund         14,220          151,402         139,780
                                                    -----------     -----------
                                                        153,330         141,708
                                                    -----------     -----------


Total Investments                                   $ 9,583,486     $ 9,551,339
                                                    ===========     ===========

BIRD EMPLOYEES' SAVINGS AND PROFIT  SHARING PLAN         ADDITIONAL INFORMATION
                                                               SCHEDULE II

REPORTABLE TRANSACTIONS INVOLVING AMOUNTS IN EXCESS OF 5% OF
CURRENT VALUE OF PLAN ASSETS  ITEM 27D FORM 5500
FOR THE YEAR ENDED DECEMBER 31, 1994

- -------------------------------------------------------------------------------

                                  NUMBER                                                                                  NET
                                    OF         PURCHASE     SELLING    LEASE   EXPENSE      COST OF       CURRENT         GAIN/
DESCRIPTION OF ASSET           TRANSACTIONS      PRICE       PRICE     RENTAL  INCURRED      ASSET         VALUE         (LOSS)
Bird Corporation Common
 Stock                                4       $  132,700   $  367,881     -         -     $  433,278    $   500,581    $(65,397)

Fidelity Growth & Income
 Portfolio                           40       $  284,144   $  784,446     -         -     $  685,821    $ 1,068,590    $ 98,625

Frank Russell Capital
 Contract Fund                       12       $      334   $1,049,991     -         -     $1,024,361    $ 1,050,325    $ 25,630

Provident National Assurance
 Company of Georgia 8%
 Contract #027-04698                  1                -   $  715,073     -         -     $  715,073    $   715,073           -

Fidelity Retirement Growth
 Portfolio                            3                -   $  918,585     -         -     $  876,142    $   918,585    $ 42,443

CoreStates Liquidity Fund           527       $6,885,252   $7,248,397     -         -     $7,248,397    $14,133,649           -

CoreStates Liquidity Fund             1                -   $  789,416     -         -     $  789,416    $   789,416           -

CoreStates Liquidity Fund             1                -   $1,009,419     -         -     $1,009,419    $ 1,009,419           -

CoreStates Liquidity Fund             1       $  720,086            -     -         -              -    $   720,086           -

Fidelity Puritan Fund                25       $  646,288   $   49,249     -         -     $   50,477    $   695,537    $ (1,228)

Fidelity Contra Fund                 29       $1,434,882   $  350,525     -         -     $  358,109    $ 1,785,407    $ (7,584)